                                                                     Exhibit 6.A


[PROVIDENT MUTUAL LIFE INSURANCE COMPANY LETTERHEAD]


               OPINION AND CONSENT OF SCOTT V. CARNEY, FSA, MAAA



                                                               April 19, 2001

Board of Directors
Provident Mutual Life Insurance Company
1000 Chesterbrook Boulevard
Berwyn, PA  19312

         Re:      Provident Mutual Life Insurance Company
                  Provident Mutual Variable Life Separate Account
                  File Nos. 33-42133 / 811-4460

Directors:

In my capacity as actuary to Provident Mutual Life Insurance Company, I have provided actuarial advice concerning and participated in the design of the Company's flexible premium variable life insurance policies (the "Policies"). I have also provided actuarial advice concerning the preparation of post-effective amendment number 15 to the Form S-6 registration statement for the Policies (File No. 33-42133) and Provident Mutual Variable Life Separate Account (the "Account") in connection with the registration of an indefinite amount of securities in the form of such Policies with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

It is my professional opinion that:

         1. The illustrations of death benefits, policy account values, net cash surrender values and accumulated premiums in an exhibit to the prospectus included in the registration statement for the Policies (the "Prospectus"), based on the assumptions stated in the illustrations, are consistent with the provisions of the Policies. The rate structure of the Policies has not been designed so as to make the relationship between premiums and benefits, as shown in the illustrations, appear correspondingly more favorable to prospective purchasers of Policies, in the ages and underwriting classes illustrated, than to prospective purchasers of Policies at other ages and underwriting classes.

         2. The information contained in the Prospectus regarding: (a) the examples illustrating the calculation of death benefits under different death benefit options, (b) the examples illustrating the effects of death benefit option changes and (c) the examples of the effect of a partial withdrawal are consistent with the provisions of the Policies.

         3. I hereby consent to the filing of this opinion as an exhibit to post-effective amendment number 15 to the Form S-6 registration statement for the Policies and the Account.


                                                     Sincerely,

                                                     /s/ Scott V. Carney

                                                     Scott V. Carney, FSA, MAAA
                                                     Vice President and Actuary